Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-97053 of Wisconsin Public Service Corporation on Form S-3 of our report dated March 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph related to adoption of a new accounting principle), appearing in this Annual Report on Form 10-K of Wisconsin Public Service Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 11, 2004